UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported): January 31, 2000

                       INFORETECH WIRELESS TECHNOLOGY INC.
                 (formerly Diversified Marketing Services Inc.)
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            (State of Incorporation)

                                     0-30104
                            (Commission File Number)

                                   88-0350120
                     (I.R.S. Employer Identification Number)

                                   Suite 1500
                             885 West Georgia Street
                           Vancouver, British Columbia
                                     V6C 3E8
          (Address of principal executive offices, including zip code)

                                  (604)687-0717
              (Registrant's telephone Number, including area code)


                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 5, 6 and 8 are not applicable and are omitted from this report.

Item 4.  Changes in Registrant's Certifying Accountant.

On January 31, 2000, the Registrant's directors resolved to change the Registrant's accountants/auditors from Barry L. Friedman, P.C., Certified Public Accountant, 1582 Tulita Drive, Las Vegas, Nevada 89123 (the "Former Accountant") to Lemieux, Deck, Millard, Bond, Chartered Accountants, 6345 - 197 Street, Langley, British Columbia, V2Y 1K8. This resolution of the Registrant's board of directors constitutes a dismissal of the Former Accountant however management of the Registrant was in no way dissatisfied with the professionalism or accounting work of the Former Accountant.

The Former Accountant's report on the financial statements of the Registrant for both of the past two years contained no adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles.

The decision to change the Registrant's accountants was approved by the board of directors.

There were no disagreements with the Former Accountant whether or not resolved on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the Former Accountant's satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Registrant has provided the Former Accountant with a copy of this disclosure and has requested that the Former Accountant furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the Former Accountant's letter to the SEC dated January 31, 2000 is filed as Exhibit 16 to this report on Form 8-K.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired.

         Not Applicable

(b)      Pro Forma Financial Information

         Not Applicable

(c)      Exhibits

         Number   Description
         ------   -----------

         16       Letter from Barry L. Friedman, P.C.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

                                           Inforetech Wireless Technology Inc.


                                      Per: /s/ Jason John
                                           -------------------------------------
                                           Jason John, President and Director